Exhibit 99.1

(1)          Represents shares of common stock issued to RCIV Holdings (Luxembourg) S.à r.l. (“RCIV Luxembourg”) by Realogy Holdings Corp. (the “Issuer”) pursuant to a letter agreement dated as of September 4, 2012, between RCIV Luxembourg and the Issuer, whereby RCIV Luxembourg agreed to exercise its right to convert all of its Series A, B and C 11.00% Convertible Senior Subordinated Notes due 2018 (the “Convertible Notes”) into shares of common stock of the Issuer on the date of closing of the Issuer’s initial public offering of common stock.  The shares of common stock were issued to RCIV Luxembourg as additional consideration upon the conversion of the Convertible Notes on October 12, 2012.

(2)          The amount of securities reported as beneficially owned includes (i) an aggregate of 7,912,800 shares of common stock, par value $0.01 (“Common Stock”), of the Issuer held of record by Apollo Investment Fund VI, L.P. (“AIF VI LP”), Domus Investment Holdings, LLC (“Domus LLC”) and Domus Co-Investment Holdings LLC (“Domus Co-Invest LLC”), respectively, which shares were previously classified as shares of Class B common stock, par value $0.01, of the Issuer and were automatically reclassified as shares of Common Stock on October 12, 2012 upon the closing of the Issuer’s initial public offering of Common Stock, and (ii) an aggregate of 57,462,269 shares of Common Stock held of record by RCIV Luxembourg following the conversion of the Convertible Notes, including the shares of Common Stock issued to RCIV Luxembourg as additional consideration as described in footnote (1) above.

The general partner of AIF VI LP is Apollo Advisors VI, L.P. (“Advisors VI”).  The general partner of Advisors VI is Apollo Capital Management VI, LLC (“ACM VI”).  The sole member and manager of ACM VI is Apollo Principal Holdings I, L.P. (“Principal I”), and the general partner of Principal I is Apollo Principal Holdings I GP, LLC (“Principal I GP”).  The sole shareholder of RCIV Luxembourg is RCIV Holdings, L.P. (“RCIV LP”).  Apollo Management VI, L.P. (“Management VI”) is the manager of each of AIF VI LP, Domus LLC and RCIV LP, and the managing member of Domus Co-Invest LLC.  The general partner of Management VI is AIF VI Management, LLC (“AIF VI LLC”), and the sole member and manager of AIF VI LLC is Apollo Management, L.P. (“Apollo Management”).  The general partner of Apollo Management is Apollo Management GP, LLC (“Management GP”).  The sole member and manager of Management GP is Apollo Management Holdings, L.P. (“Management Holdings”).  The general partner of Management Holdings is Apollo Management Holdings GP, LLC (“Management Holdings GP”).  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, and the managers of Principal I GP.  Each of AIF VI LP, Domus LLC, Domus Co-Invest LLC, RCIV Luxembourg, RCIV LP, Advisors VI, ACM VI, Principal I, Principal I GP, Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of Common Stock of the Issuer held of record by AIF VI LP, Domus LLC,  Domus Co-Invest LLC or RCIV Luxembourg, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of each of AIF VI LP, Domus LLC, Domus Co-Invest LLC, Advisors VI, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of RCIV Luxembourg is 44, Avenue John F. Kennedy, L-1885, Luxembourg.  The address of RCIV LP is c/o Intertrust Corporate Services (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The address of each of Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.